UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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ADVISORS SERIES TRUST
(Name of Registrant as Specified In Its Charter)

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Orinda SkyView Macro Opportunities Fund

Advisors Series Trust
615 East Michigan Street
Milwaukee, WI 53202

INFORMATION STATEMENT

NOTICE OF SUB-ADVISER EVENT

A Notice of Internet Availability of this Information Statement is being mailed on or about September 15, 2014 to shareholders of record as of August 22, 2014 (the “Record Date”).  The Information Statement is being provided to shareholders of the Orinda SkyView Macro Opportunities Fund (the “Fund”), a series of Advisors Series Trust, 615 East Michigan St., Milwaukee, WI 53202 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC Order”) that the Trust and the investment adviser to the Fund, Orinda Asset Management, LLC (“Orinda” or the “Adviser”), received from the U.S. Securities and Exchange Commission (the “SEC”).  Under the SEC Order, the Adviser may, subject to the Trust’s Board of Trustee’s (the “Board’s”) approval, enter into or materially amend sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.  Note that the SEC Order does not apply to the Fund’s Lead Sub-Adviser, and all references to the Fund’s other sub-advisers contained herein do not apply to the Fund’s Lead Sub-Adviser.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about a new investment sub-advisory agreement between Orinda and Manning & Napier Advisors, LLC (“Manning & Napier”), a sub-adviser for the Fund effective June 20, 2014 as a result of a change in control of an existing sub-adviser.  In May 2014, Manning & Napier acquired the business and operations of 2100 Xenon Group, LLC (“2100 Xenon”), a previous sub-adviser for the Fund.  The acquisition resulted in the automatic termination of the prior sub-advisory agreement with 2100 Xenon.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT:
This Information Statement is available at http://orindamanagement.com/mutual-fund/downloads/.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with printing, mailing and filing this Information Statement.  One Notice of Internet Availability of this Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO ORINDA SKYVIEW MACRO OPPORTUNITIES FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201 OR CALLING 1-855-467-4632 (855-4ORINDA)

THE ADVISER AND ITS ADVISORY AGREEMENT

Orinda Asset Management, LLC, located at 4 Orinda Way, Suite 150-A, Orinda, CA 94563, serves as investment adviser to the following funds (collectively referred to as the “Funds”), each of which is a series of the Trust:

Orinda SkyView Multi-Manager Hedged Equity Fund
Orinda SkyView Macro Opportunities Fund
Orinda Income Opportunities Fund

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated March 29, 2011, as amended on March 16, 2012, June 27, 2013 and September 19, 2013, to serve as the investment adviser to the Funds.  The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on March 29, 2011 for the Orinda SkyView Multi-Manager Hedged Equity Fund, March 30, 2012 for the Orinda SkyView Macro Opportunities Fund and June 28, 2013 for the Orinda Income Opportunities Fund.  After its initial two-year period, the Advisory Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board or by a vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  The Advisory Agreement provides that the Adviser, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder.  As compensation for its services, the Adviser receives a management fee from each of the Funds based on the net assets of each Fund and, from this management fee the Adviser pays sub-advisers a sub-advisory fee.  Under the Advisory Agreement, the Adviser monitors the performance of sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel,
•	the sub-adviser’s investment philosophy and process, and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-adviser manages the portion of the investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT WITH MANNING & NAPIER

At a regular meeting of the Trust’s Board held June 19-20, 2014, the Board members present, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (“Independent Trustees”), unanimously approved a sub-advisory agreement with Manning & Napier for the Orinda SkyView Macro Opportunities Fund (the “Sub-advisory Agreement”).  The terms and conditions of the Sub-advisory Agreement with Manning & Napier are substantially similar in all material respects to the terms and conditions of the Fund’s former sub-advisory agreement with 2100 Xenon, including the sub-advisory fee, which is identical.  The fees payable to Manning & Napier under its Sub-advisory Agreement do not result in an increase in the Fund’s advisory fee levels previously approved by the Fund’s initial shareholders, as set forth herein.

The Board considered the overall fairness of the Sub-advisory Agreement and whether the agreement was in the best interest of the Macro Fund.  The Board further considered factors it deemed relevant with respect to the Fund, including, as applicable: (1) the nature, quality and extent of the services provided or to be provided by the sub-adviser to the Fund; (2) the investment performance of the Fund and its sub-adviser; (3) the costs of the services to be provided and profits to be realized by the sub-advisor and its affiliates from the sub-adviser’s relationship with the Fund; (4) the extent to which economies of scale will be realized as the Fund grows and whether fee levels reflect those economies of scale for the benefit of Fund investors; and (5) comparative services rendered and comparative advisory and sub-advisory fee rates.  In addition to the foregoing factors, the Board also discussed whether there were other benefits received by the Advisor, the sub-advisor, or their affiliates, from the sub-advisor’s relationship with the Fund.  The Board concluded that any fall-out benefits resulting from the engagement of the sub-advisor were such that they did not impact the Board’s conclusion that the proposed sub-advisory fees were reasonable.

The Board noted that Manning & Napier fees would be paid entirely by the Advisor so that no additional expenses would be borne by shareholders for the engagement of Manning & Napier.  The Board considered the scope and quality of services to be provided by the sub-advisor, including the fact that the sub-advisor pays the costs of all necessary investment and management facilities necessary for the efficient conduct of its services.  The Board also considered the qualifications and experience of the portfolio managers responsible for managing the sub-advisor’s portion of the Macro Fund and that the same portfolio manager who managed the portion of the Macro Fund under 2100 Xenon’s sub-advisory agreement would continue to manage the portfolio under Manning & Napier’s Sub-advisory Agreement, along with another portfolio manager formerly of 2100 Xenon.  The Board further considered comparative fees and performance data of other comparable portfolios managed by the sub-advisor.  Based on these considerations, the Board was satisfied, with respect to Manning & Napier and the Fund that (1) the Fund was reasonably likely to benefit from the nature, quality and extent of the sub-advisor’s services and (2) the sub-advisor’s compensation is fair and reasonable.

In considering the Sub-advisory Agreement, no single factor was determinative of the Board’s decision to approve the Sub-advisory Agreement; rather, the Board based their determination on the total mix of information available to them.  Based on a consideration of all the factors in their totality, the Trustees determined that the sub-advisory arrangement with Manning & Napier, including sub-advisory fees, were fair and reasonable to the Macro Fund.  The Board therefore determined that the approval of the Sub-advisory Agreement was in the best interests of the Fund and its shareholders.  The Board was also assisted by the advice of independent counsel in making this determination.  The Board therefore determined that the approval of the Sub-advisory Agreement was in the best interests of the Fund and its shareholders.  Based on the foregoing, the Board members present, including a majority of the Independent Trustees, unanimously approved the Sub-advisory Agreement with Manning & Napier.  As a result of the Board’s determination, Manning & Napier became a sub-adviser to the Orinda SkyView Macro Opportunities Fund effective June 20, 2014.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT

Manning & Napier
Under the Sub-advisory Agreement with Manning & Napier, Manning & Napier will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of the Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  The Sub-advisory Agreement with Manning & Napier provides that it will remain in effect for its initial two-year term and thereafter so long as the Board of Trustees, or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The Sub-advisory Agreement with Manning & Napier can be terminated at any time, without the payment of any penalty, by the Board, the Adviser, Manning & Napier, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  The Sub-advisory Agreement with Manning & Napier terminates automatically in the event of an assignment.

Under the Sub-advisory Agreement with Manning & Napier, Manning & Napier’s fees are based on the assets that Manning & Napier is responsible for managing.  Under the Sub-advisory Agreement with Manning & Napier, the sub-advisory fee is paid by the Adviser out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees Manning & Napier receives are included in the Adviser’s management fee.

For its services under the Advisory Agreement with the Trust, the Adviser receives a management fee from the Fund, computed daily and payable monthly, of 1.96% of the Fund’s average net assets.  The Adviser pays each sub-adviser a fee out of its management fee that is based on a percentage of the average daily net assets managed by each sub-adviser.  The Lead Sub-Adviser receives an annual management fee of 0.49% of the Fund’s average daily net assets.  For the fiscal year indicated below, the following fees were paid to the sub-advisers (excluding amounts paid to the Lead Sub-Adviser):

Fiscal Year Ended February 28, 2014
Aggregate dollar amount	$581,722

The Adviser has contractually committed indefinitely to waive its advisory fees or reimburse Fund expenses to the extent necessary to maintain the net operating expense ratio, excluding acquired fund fees and expenses, interest, taxes, interest and dividends on securities sold short and extraordinary expenses, of the Fund at 2.76% for Class A shares and 2.46% for Class I shares.

INFORMATION REGARDING THE FUND

The Fund attempts to achieve its investment objective by allocating its assets among a carefully chosen group of experienced alternative investment portfolio managers who serve as sub-advisers (“Sub-Advisers”) to the Fund.  The Adviser engages an experienced specialized alternative investment advisory firm to serve as the Lead Sub-Adviser to assist in the identification and selection of Sub-Advisers and in the portfolio construction process.

These Sub-Advisers implement both fundamentally and technically driven strategies.  These strategies may include, without limitation, global macro, opportunistic equity and fixed income, and systematic strategies that invest in different asset classes, securities, and derivative instruments. These strategies seek to target attractive absolute returns.  These strategies may exhibit different degrees of volatility, as well as variability of beta to equity, currency, and interest rate markets.  The Fund’s Sub-Advisers seek to have diversifying characteristics including lower correlation to market risk factors than traditional equity and fixed income strategies.

Global Macro:  Sub-Advisers have a broad investment mandate to invest in liquid asset classes globally, including futures and other derivative contracts with a goal of generating positive total returns over a full market cycle, with the potential to generate these returns with lower correlation to traditional equity and fixed income indices.  Sub-Advisers may analyze a variety of factors, including fiscal and monetary policy, historical price data, country specific fundamental economic data, as well as social and demographic trends, and political events.

Opportunistic: Sub-Advisers can invest globally, long or short, in stocks of companies of any size or market capitalization, government and corporate bonds and other fixed income securities. They may also invest in derivatives either to manage risk or to enhance return.  Sub-Advisers may employ a bottom-up analysis for individual security selection, and/or a top-down approach to capital allocation amongst various asset classes, while employing risk management strategies designed to mitigate downside risk.

Systematic: Sub-Advisers focus on liquid asset classes globally, including futures and other derivatives with a goal of generating positive total returns over a full market cycle.  Sub-Advisers implement trading-rules based on historical data and technical analysis and will utilize computer programs and will create algorithms to identify and capture trading profits during market movements.  Buy and sell decisions, trade structuring, and execution tend to be computerized and systematic, allowing for the ability to evaluate a vast number of inputs to identify investment opportunities.

The Fund invests in a wide range of U.S. and non-U.S. publicly traded and privately issued or negotiated securities (securities for which the price is negotiated between private parties) including, but not limited to, equity securities, fixed-income securities, currencies and derivatives.  The Fund’s allocation to these various security types and various asset classes will vary over time in response to changing market opportunities.

•	The Fund may invest without limit in equity securities of issuers of any market capitalization. The Fund may invest up to 10% of its net assets in initial public offerings (“IPOs”).
•	The Fund may invest without limit in foreign securities, including up to 50% of its net assets in securities of issuers located in emerging markets.
•	The Fund may invest up to 80% of its net assets in fixed income securities. Such fixed income investments may include high-yield or “junk” bonds and may be of any maturity.
•
The Fund may also invest up to 85% of its net assets in derivatives including options, futures (including commodities futures), forward currency contracts and swaps, including credit-default swaps.  These derivative instruments may be used for investment purposes or to modify or hedge the Fund’s exposure to a particular investment market related risk, as well as to manage the volatility of the Fund.

•	The Fund may invest up to 60% of its net assets in currencies and forward currency contracts.
•	The Fund may utilize leverage (by borrowing against a line of credit for investment purposes) of no more than 10% of the Fund’s total assets as part of the portfolio management process.
•	From time to time, the Fund may invest a significant portion of its assets in the securities of companies in the same sector of the market.
•	The Fund may sell securities short with respect to 100% of its net assets.

For either investment or hedging purposes, certain Sub-Advisers may invest substantially in a broad range of the derivatives instruments described above, particularly futures contracts.  The Sub-Advisers may be highly dependent on the use of futures and other derivative instruments, and to the extent that they become unavailable, this may limit a Sub-Adviser from fully implementing its investment strategy.

It is expected that the Fund will have a portfolio turnover in excess of 100% on an annual basis.

The Lead Sub-Adviser, with approval of the Adviser, allocates to each Sub-Adviser a portion of the Fund’s assets to invest.  The Sub-Advisers will invest in the securities described above based upon their belief that the securities have a strong appreciation potential (long investing, or actually owning a security) or potential to decline in value (short investing, or borrowing a security from a broker and selling it, with the understanding that it must later be bought back and returned to the broker).  When selecting individual securities for the Fund, the Sub-Advisers will implement differentiated principal investment strategies including, but not limited to: i) global macro, ii) opportunistic, and iii) systematic.  Additionally, these strategies may involve investment techniques, including, but not limited to:

•	event driven (investing in securities in special situations such as restructurings, mergers or other extraordinary corporate transactions),
•	risk arbitrage (attempting to arbitrage securities in special situations such as restructurings, mergers or other extraordinary corporate transactions),
•	market neutral (investing long in a diversified basket stocks believed to be undervalued while simultaneously investing short in a diversified basket of stocks believed to be overvalued),
•	convertible and diversified hedging (buying long in a convertible bond or preferred stock and selling short the corresponding common stock or call option), and
•	futures and options investing.

Each Sub-Adviser has complete discretion to invest its portion of the Fund’s assets as it deems appropriate, based on its particular philosophy, style, strategies and views.  While each Sub-Adviser is subject to the oversight of the Adviser and Lead Sub-Adviser, neither the Adviser nor Lead Sub-Adviser will attempt to coordinate or manage the day-to-day investments of the Sub-Advisers.

The Lead Sub-Adviser’s primary portfolio management functions include: assisting the Adviser with Sub-Adviser selection and allocation; liquidity management; and risk monitoring and implementation.  In addition to cash management, the Lead Sub-Adviser, as part of its risk monitoring and implementation function, may modify the Fund’s exposure to a particular investment or market related risk through investments in equity and fixed income securities, futures, options and other instruments.  Under normal operating conditions, it is anticipated that up to 15% of the Fund’s total assets may be managed by the Lead Sub-Adviser in accordance with this risk management process.

The Fund sells (or closes a position in) a security when a Sub-Adviser determines that a particular security has achieved its investment expectations or the reasons for maintaining that position are no longer valid, including: (1) if the Sub-Adviser’s view of the business fundamentals or management of the underlying company changes; (2) if a more attractive investment opportunity is found; (3) if general market conditions trigger a change in the Sub-Adviser’s assessment criteria; or (4) for other portfolio management reasons.

INFORMATION REGARDING MANNING & NAPIER

Manning & Napier, 290 Woodcliff Drive, Fairport, NY 14450, is 100% owned by Manning & Napier Group, LLC.  Manning & Napier Group, LLC is owned 84.3% by Manning & Napier Group Holdings, 1.2% by Manning & Napier Capital Company, and the remaining 14.5% by Manning & Napier, Inc. (a publicly traded company).  Manning & Napier Group Holdings and Manning & Napier Capital Company are controlled by William Manning due to his greater than 25% ownership of the voting securities of Manning & Napier Group Holdings and Manning & Napier Capital Company.  Manning & Napier is an SEC-registered investment advisory firm specializing in providing investment management services to high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations since 1975. Manning & Napier’s portion of the Fund is managed by Mr. Jay Feuerstein, Managing Director of the Alternative Strategies Group at Manning & Napier, and Mr. Jeffrey Buldoc, Portfolio Manager within the Alternative Strategies Group at Manning & Napier.

Mr. Feuerstein joined Manning & Napier in 2014 when Manning & Napier acquired 2100 Xenon, where he served as Chief Executive Officer and Chief Investment Officer.  Prior to founding 2100 Xenon, he was a Managing Director and Principal at Bear Stearns & Co. Inc.  Prior to Bear Stearns, he served as Senior Vice President for Paine Webber Kidder Peabody and Director of Global Futures Sales and Marketing for Fixed Income, Kidder Peabody.  Mr. Feuerstein earned his B.S. from the University of Illinois at Urbana and his M.B.A. from the University of Chicago with a concentration in finance.

Mr. Buldoc joined Manning & Napier in 2014 when Manning & Napier acquired 2100 Xenon.  Prior to joining Manning & Napier, Mr. Buldoc served as Director of Research and Trading at 2100 Xenon.  Prior to 2100 Xenon, Mr. Buldoc worked as a quantitative analyst at 2100 Capital Group.  Mr. Buldoc earned his M.B.A. with concentrations in Analytical Finance and Econometrics and Statistics from the University of Chicago, and his B.A. from Bates College.  He is also a CFA® charterholder.

Other Investment Companies Advised or Sub-Advised by Manning & Napier.  Manning & Napier currently acts as investment adviser or investment sub-adviser to the following registered investment companies (mutual funds) having similar investment objectives and policies to those of the Fund.  The table below also states the approximate size of the fund as of July 31, 2014, the current advisory or sub-advisory fee rate for the fund as a percentage of average daily net assets and any applicable fee waivers or expense reimbursements.

Fund	Net Assets as of July 31, 2014	Annual Sub- Advisory Fee Rate	Applicable Fee Waiver or Expense Reimbursement
Russell Multi-Strategy Alternative Fund*	$985 million	0.94% of average daily net assets	$637,869

* Please note that the above figures reflect values for the entire fund (consolidation of multiple sub-advised portfolios) as provided by Russell Investments.  The sub-advisory fee rate (average of the fund’s sub-advisors) and the waiver/expense reimbursement (advisory waiver only; excludes administrative fee waiver) reflect 2013 fiscal year data for the year ended October 31, 2013.

BROKERAGE COMMISSIONS

For the fiscal year ended February 28, 2014, the Fund did not pay brokerage commissions to any affiliated broker.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, located at 615 East Michigan, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual and semi-annual report is available on request, without charge, by writing to the Orinda SkyView Macro Opportunities Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Class A

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
Charles Schwab FBO Its Customers 211 Main Street San Francisco, CA 94105-1905	The Charles Schwab Corporation	DE	73.94%	Record
National Financial Services FBO Various Clients 200 Liberty Street New York, NY 10281-1003	Fidelity Global Brokerage Group, Inc.	DE	16.96%	Record
Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	Pershing Group LLC	DE	7.81%	Record

Class I

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	Pershing Group LLC	DE	28.68%	Record
TD Ameritrade Inc. For The Exclusive Benefit of Our Clients PO Box 2226 Omaha, NE 68103-2226	TD Ameritrade Clearing, Inc.	NE	22.72%	Record
National Financial Services FBO Various Clients 200 Liberty Street New York, NY 10281-1003	Fidelity Global Brokerage Group, Inc.	DE	17.22%	Record
Charles Schwab FBO Its Customers 211 Main Street San Francisco, CA 94105-1905	The Charles Schwab Corporation	DE	13.36%	Record
LPL Financial FBO Customer Accounts Attn: Mutual Fund Operations PO Box 509046 San Diego, CA 92150-9046	LPL Holdings, Inc.	CA	9.72%	Record
First Clearing LLC FBO Various Clients 2801 Market Street Saint Louis, MO 63103-2523	Wachovia Securities Financial Holdings, LLC	DE	6.77%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at Orinda SkyView Macro Opportunities Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).

ORINDA SKYVIEW MACRO OPPORTUNITIES FUND
A SERIES OF ADVISORS SERIES TRUST
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

September 15, 2014

This Notice presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Orinda SkyView Macro Opportunities Fund (the “Fund”), a series of Advisors Series Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details a change in sub-adviser to the Fund.  Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between Orinda Asset Management, LLC (“Orinda”), the investment adviser to the Fund, and Manning & Napier Advisors, LLC (“Manning & Napier”).  In May 2014, Manning & Napier acquired the business and operations of 2100 Xenon Group, LLC (“2100 Xenon”), a former sub-adviser to the Fund.  The acquisition resulted in the automatic termination of 2100 Xenon’s sub-advisory agreement for the Fund.

Orinda and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits Orinda to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval.  The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement on the Fund’s website at http://orindamanagement.com/mutual-funds/downloads/ until at least December 15, 2014.  You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at Orinda SkyView Macro Opportunities Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-855-467-4632 by December 15, 2014.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.